Exhibit 99.1
Xencor Reports First Quarter 2024 Financial Results
PASADENA, Calif.--May 9, 2024-- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of cancer and other serious diseases, today reported financial results for the first quarter ended March 31, 2024 and provided a review of recent clinical and business highlights.
“We have focused our XmAb® clinical pipeline and discovery activities on bispecific CD3 and CD28 T cell engagers, which continue to show clinical validation for their potential in treating patients with serious diseases. Our key clinical-stage oncology programs in solid tumors include XmAb819 (ENPP3 x CD3) in clear cell renal cell carcinoma, XmAb808 (B7-H3 x CD28) in prostate cancer and other cancers, and XmAb541 (CLDN6 x CD3) in ovarian cancer and other cancers, which are all now advancing in Phase 1 clinical studies. We plan to select our next T cell engager IND candidate later this year,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “Additionally, Xencor’s best-in-class Xtend™ antibody half-life extension technology continues to support improved outcomes for patients, with Ultomiris® now approved in the U.S. for certain patients with NMOSD, and we are especially delighted by recently published results demonstrating an investigational antibody with Xtend was effective in preventing malaria.”
Recent Clinical and Business Highlights
•First Patient Dosed in Phase 1 Study of XmAb®541 (CLDN6 x CD3): XmAb541 is a bispecific antibody being developed for patients with CLDN6-positive tumors including advanced ovarian cancer. XmAb541 is designed to engage the immune system, activating T cells for highly potent and targeted killing of tumor cells expressing Claudin-6 (CLDN6), a tumor-associated antigen. Xencor’s XmAb® 2+1 multivalent format used in XmAb541 enables greater selectivity for cells expressing CLDN6 over similarly structured Claudin family members, which may be expressed on normal tissue. The first patient was recently dosed in a Phase 1 dose-escalation study.

•FDA Approves Ultomiris® (Alexion Pharmaceuticals, Inc.) for Adults with NMOSD: In March 2024, Ultomiris® (ravulizumab-cwvz), which incorporates Xencor’s Xtend™ Fc Domain, was approved in the United States as the first and only long-acting C5 complement inhibitor for the treatment of adult patients with anti-aquaporin-4 (AQP4) antibody-positive (Ab+) neuromyelitis optica spectrum disorder (NMOSD). Ultomiris is also approved for certain adults with NMOSD in Japan and the European Union (EU). As part of Xencor’s recent Ultomiris royalty monetization, the Company remains eligible for certain future royalties and milestone payments. Ultomiris is a registered trademark of Alexion Pharmaceuticals, Inc.

•Single Dose of Investigational Antibody with Xtend™ Confers Protection Against Malaria Infection: Results from a Phase 2 National Institutes of Health (NIH)-sponsored clinical trial published in the New England Journal of Medicine showed that a single dose of L9LS, an experimental monoclonal antibody that incorporates Xencor’s Xtend™ Fc Domain, was up to 77% effective in preventing malaria in children in Mali for six months, demonstrating the long duration of action that Xtend technology can provide.

•New Chief Financial Officer Appointed: Bart Cornelissen was appointed as Xencor’s senior vice president and chief financial officer. He was most recently vice president, corporate finance at Seagen Inc.
Financial Guidance: Based on current operating plans, Xencor expects to end 2024 with between $475 million and $525 million in cash, cash equivalents and marketable debt securities, and to have cash to fund research and development programs and operations into 2027.
Financial Results for the First Quarter Ended March 31, 2024
Cash, cash equivalents and marketable debt securities totaled $646.7 million as of March 31, 2024, compared to $697.4 million on December 31, 2023.
Revenues for the first quarter ended March 31, 2024 were $12.8 million, compared to $19.0 million for the same period in 2023. Total revenues earned in the first quarter of 2024 included non-cash royalty revenue from Xencor’s Alexion and Morphosys/Incyte agreements, compared to milestone revenue earned from the J&J collaboration and royalties from the Alexion agreement in the first quarter of 2023.
Research and development expenses for the first quarter ended March 31, 2024 were $56.9 million, compared to $65.6 million for the same period in 2023. Decreased research and development spending for the first quarter of 2024 compared to 2023 reflects changes in spending across multiple clinical-stage programs and wind-down costs on terminated programs.
General and administrative expenses for the first quarter ended March 31, 2024 were $13.8 million and were in line with $14.2 million for the same period in 2023.
Other expense, net, for the first quarter ended March 31, 2024 was $10.8 million, compared to $0.02 million for the same period in 2023. Increased other expense for the first quarter of 2024 compared to 2023 reflects impairment charge on equity investments, partially offset by interest income earned on investments and unrealized gain on equity investments.

Non-cash, stock-based compensation expense for the first quarter ended March 31, 2024 was $11.4 million, compared to $12.6 million for the same period in 2023.

Net loss for the first quarter ended March 31, 2024 was $68.0 million, or $(1.11) on a fully diluted per share basis, compared to $60.8 million, or $(1.02) on a fully diluted per share basis, for the same period in 2023.

The total shares outstanding were 61,634,685 as of March 31, 2024, compared to 60,381,600 as of March 31, 2023.
Upcoming Investor Conferences
Company management will participate at multiple upcoming investor conferences:
•RBC Capital Markets Global Healthcare Conference
Date: Tuesday, May 14, 2024
Presentation Time: 2:05 p.m. ET / 11:05 a.m. PT
Location: New York City
•BofA Securities Health Care Conference
Date: Wednesday, May 15, 2024
Presentation Time: 4:40 p.m. ET / 1:40 p.m. PT
Location: Las Vegas

Live webcasts of the presentations will be available under “Events & Presentations” in the Investors section of the Company’s website located at www.xencor.com. Replays of the events will be available on the Xencor website for at least 30 days following the presentations.
About Xencor
Xencor is a clinical-stage biopharmaceutical company developing engineered antibodies for the treatment of patients with cancer and other serious diseases. More than 20 candidates engineered with Xencor's XmAb® technology are in clinical development, and three XmAb medicines are marketed by partners. Xencor's XmAb engineering technology enables small changes to a proteins structure that result in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.
Forward-Looking Statements
Certain statements contained in this press release may constitute forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements that are not purely statements of historical fact, and can generally be identified by the use of words such as “potential,” “can,” “will,” “plan,” “may,” “could,” “would,” “expect,” “anticipate,” “seek,” “look forward,” “believe,” “committed,” “investigational,” and similar terms, or by express or implied discussions relating to Xencor’s business, including, but not limited to, statements regarding planned presentations of clinical data, planned clinical trials, projected financial resources, the quotations from Xencor's president and chief executive officer, and other statements that are not purely statements of historical fact. Such statements are made on the basis of the current beliefs, expectations, and assumptions of the management of Xencor and are subject to significant known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks, including the ability of publicly disclosed preliminary clinical trial data to support continued clinical development and regulatory approval for specific treatments, in each case as described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2023 as well as Xencor's subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended to date. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Xencor, Inc.
Selected Consolidated Balance Sheet Data
(in thousands)

	March 31,	December 31,
	2024	2023
	(Unaudited)
Cash, cash equivalents and marketable debt securities - current	$491,401	$551,515
Other current assets	70,851	71,645
Marketable debt securities - long term	155,342	145,892
Other long-term assets	166,661	183,640
Total assets	$884,255	$952,692

Total current liabilities	79,402	84,709
Deferred income - long term	113,367	125,183
Other long term liabilities	79,299	73,667
Total liabilities	272,068	283,559
Total stockholders' equity	612,187	669,133
Total liabilities and stockholders’ equity	$884,255	$952,692

Xencor, Inc.
Consolidated Statements of Loss and Comprehensive Loss
(in thousands, except share and per share data)

	Three months Ended March 31,
	2024	2023
	(Unaudited)
Revenue	$12,805	$18,962

Operating expenses
Research and development	56,873	65,552
General and administrative	13,787	14,154
Total operating expenses	70,660	79,706
Loss from operations	(57,855)	(60,744)

Other income (expense), net	(10,854)	(19)
Net loss	(68,709)	(60,763)

Net loss attributable to non-controlling interest	(676)	—
Net loss attributable to Xencor, Inc.	(68,033)	(60,763)

Other comprehensive income (loss):
Net unrealized gain (loss) on marketable debt securities available-for-sale	(1,445)	3,327
Comprehensive loss attributable to Xencor, Inc.	$(69,478)	$(57,436)

Net loss per common share attributable to Xencor, Inc.:
Basic and Diluted	$(1.11)	$(1.02)
Weighted average common shares used to compute net loss per share attributable to Xencor, Inc.
Basic and Diluted	61,212,324	59,771,674

Contacts
For Investors:
Charles Liles
cliles@xencor.com
(626) 737-8118
For Media:
Cassidy McClain
Inizio Evoke
cassidy.mcclain@inizioevoke.com
(619) 694-6291